Exhibit 8.1

Dr. Raoul Stocker

dipl. Steuerexperte

+41 58 261 50 00

raoul.stocker@baerkarrer.ch

UBS AG

Bahnhofstrasse 45

CH-8001 Zurich

Switzerland

Zurich, 29 September 2014

Tax Opinion as to Swiss Tax Consequences of the Transaction described in F-4 (registration statement of HoldCo AG)

Dear Sirs

We have acted as Swiss counsel to HoldCo AG in Switzerland, in connection with the Registration Statement on Form F-4 of HoldCo (as amended or supplemented through the date hereof, the “Registration Statement”).

The discussion under the caption “Material Tax Considerations - Switzerland” in the Registration Statement, insofar as it relates to matters of Swiss tax law, subject to the qualifications, assumptions, exceptions and limitations described therein, is our opinion with respect to the material Swiss tax considerations of (i) the exchange offer to holders of UBS Shares, (ii) the SESTA Squeeze-Out to holders of UBS Shares, (iii) the Merger Squeeze-Out to holders of UBS Shares, and (iv) the ownership of HoldCo Shares received in the exchange offer, or the SESTA Squeeze-Out or the Merger Squeeze-Out, if HoldCo Shares are properly elected to be received instead of cash.

Capitalized terms used but not defined herein shall have the meaning ascribed to them on the Registration Statement.

We are attorneys admitted to practice in Switzerland and we express no opinion as to, and have not made any investigation of, the laws of any jurisdiction other than the laws of Switzerland.

Bär & Karrer Rechtsanwälte	Zürich Bär & Karrer AG Brandschenkestrasse 90 CH-8027 Zürich Phone: +41 58 261 50 00 Fax: +41 58 261 50 01 zuerich@baerkarrer.ch	Genf Bär & Karrer SA 12, quai de la Poste CH-1211 Genève 11 Phone: +41 58 261 57 00 Fax: +41 58 261 57 01 geneve@baerkarrer.ch	Lugano Bär & Karrer SA Via Vegezzi 6 CH-6901 Lugano Phone: +41 58 261 58 00 Fax: +41 58 261 58 01 lugano@baerkarrer.ch	Zug Bär & Karrer AG Baarerstrasse 8 CH-6301 Zug Phone: +41 58 261 59 00 Fax: +41 58 261 59 01 zug@baerkarrer.ch	www.baerkarrer.ch

Bär & Karrer 29 September 2014	2

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references therein to us.

Very truly yours

/s/ Raoul Stocker

Dr. Raoul Stocker